                                                                    Exhibit 10.5
                                                                    ------------

           THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER,
                             AS SET FORTH HEREIN.


                   8% CONTINGENT CONVERTIBLE PROMISSORY NOTE



U.S. $100,000,000                                               November 5, 1997


     FOR VALUE RECEIVED, PRODIGY SERVICES CORPORATION, a Delaware corporation (the "COMPANY"), hereby promises, subject to the provisions set forth below, to pay to _________________________ (the "NOTEHOLDER"), the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000) plus accrued interest on the outstanding principal amount of this Note at the rate of 8% per annum (on the basis of a 365-day year), commencing December 17, 1997. Interest on this 8% Contingent Convertible Promissory Note (this "NOTE") shall accrue on a quarterly basis on the unpaid principal balance of this Note until this Note is paid in full; provided, however, that all accrued and unpaid interest hereunder shall be
--------  -------
converted together with the principal amount of this Note upon conversion of this Note pursuant to Section 4 hereof.

     This Note supersedes and replaces the 8% Contingent Convertible Promissory Note, dated June 17, 1996, in the face amount of $100,000,000 issued by Prodigy, Inc. to the Noteholder.

     SECTION 1.  Certain Definitions.  The following terms shall have the
                 -------------------
following meanings:

          (a) "ACQUISITION TRANSACTION" shall mean (i) the sale, lease or other transfer, in one or a series of transactions, of all or substantially all of the Company's assets to any Person or group (as such term is defined in Section 13(d)(3) of the Exchange Act) (a "Group") or (ii) the consummation of any transaction or series of transactions the result of which is that any Person or Group (other than the stockholders of the Company immediately prior to such transaction or transactions or their Related Parties) beneficially owns, directly or indirectly, 50% or more of the voting power of the voting stock of the Company, provided, however, that transfers of assets of the Company to any direct or indirect wholly owned subsidiary shall not constitute an Acquisition Transaction (subject to Section 10 below); and provided, further, that investments in the Company by Carso Global Telecom, S.A. de C.V., Greg C. Carr and/or their respective affiliates shall not constitute an Acquisition Transaction.

          (b) "BANKRUPTCY LAW" shall mean Title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

          (c) "COMMISSION" shall mean the Securities and Exchange Commission including any governmental body or agency succeeding to the functions thereof.

          (d) "COMMON STOCK" shall mean the common stock, par value $.01 per share, of the Company.

          (e) "CONTINGENT ACQUISITION PAYMENT AMOUNT" shall mean, subject to
Section 2.2, the lesser of (i) seven and one-half percent (7.5%) of the amount by which the total consideration received by the Company or its stockholders pursuant to an Acquisition Transaction, net of any actual taxes paid by the Company as a result of such transaction, exceeds $250,000,000 (or, in the case of an Acquisition Transaction for less than all of the Common Stock or assets of the Company, seven and one-half percent (7.5%) of the amount by which the total value of the Company, based upon the valuation established by such Acquisition Transaction, exceeds $250,000,000), in each case, as adjusted pursuant to Section 7 herein, or (ii) the Maximum Security Return. In the event of an Acquisition Transaction, the Contingent Acquisition Payment Amount shall be paid in like kind consideration with the consideration received by the Company or its stockholders in such Acquisition Transaction.

          (f) "CONTINGENT IPO PAYMENT AMOUNT" shall mean, subject to Section 2.2, shares with a fair market value (based on the price per share at which Common Stock is offered to the public in the IPO) on the IPO Valuation Date equal to the lesser of (i) seven and one-half percent (7.5%) of the amount by which the total value of the Company (based on the number of shares of Common Stock outstanding immediately prior to the IPO, as shown in the final prospectus for the IPO) multiplied by the price per share at which Common Stock is offered to the public in the IPO) exceeds $250,000,000 or (ii) the Maximum Security Return.

          (g) "CONTINGENT PAYMENT AMOUNT" shall mean either the Contingent IPO Payment Amount, the Contingent Acquisition Payment Amount or the payment specified in clause (y) of Section 4.1, as applicable.

          (h) "CONVERSION EVENT" shall mean an event, the occurrence of which entitles the Noteholder to receive Common Stock or other consideration equal to the Contingent Payment Amount as set forth in Section 4 hereof.

          (i) "CUSTODIAN" shall mean any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          (j) "DEMAND REGISTRATION" shall mean a registration pursuant to
Section 5.2 hereof.

          (k) "HOLDER" shall mean the beneficial owner of a security. For all purposes of this Agreement, the Company shall be entitled to treat the record owner of a security as the beneficial owner of such security unless it has been given written notice of the existence and identity of a different beneficial owner.

          (l) "IPO" shall mean a bona fide public offering and sale of Common Stock pursuant to a registration statement filed under the Securities Act and declared effective by the Commission.

          (m) "IPO VALUATION DATE" shall mean the date on which the price for the shares to be offered in the IPO is established among the Company, the selling shareholders, if any, and the underwriters of such offering.

          (n) "MATURITY DATE" shall mean June 17, 2006.

          (o) "MAXIMUM SECURITY RETURN" shall mean consideration with a fair market value equal to $100,000,000 plus all accrued and unpaid interest on this Note.

          (p) "PERSON" shall mean all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, governments, agencies, political subdivisions and other entities.

          (q) "PIGGYBACK REGISTRATION" shall mean a registration pursuant to
Section 5.1 hereof.

          (r) "PROSPECTUS" shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

          (s) "REGISTRABLE SECURITIES" means the shares of Restricted Stock but any share of Restricted Stock shall cease to be a Registrable Security when (i) a registration statement (other than with respect to an employee benefit plan) covering such Registrable Security has been declared effective by the Commission and it has been disposed of pursuant to such effective registration statement or
(ii) sold pursuant to Rule 144 (or any similar provision then in force) under the Act.

          (t) "REGISTRATION" shall mean a Demand Registration or a Piggyback Registration.

          (u) "REGISTRATION EXPENSES" shall mean all expenses incident to the Company's performance of or compliance with the registration provisions of
Section 5 herein, including without limitation (i) all fees and expenses of compliance with federal securities and state securities laws; (ii) all printing expenses; (iii) all fees and disbursements of counsel for the Company; and (iv) all fees and disbursements of accountants of the Company, but excluding (i) underwriter's discounts relating to securities sold by the Selling Holder; (ii) Commission and state securities laws filing fees relating to securities sold by the Selling Holder; (iii) filings made with the NASD and counsel fees in connection therewith; and (iv) fees and disbursements of counsel for the Selling Holder.

          (v) "REGISTRATION STATEMENT" shall mean any registration statement which covers Common Stock pursuant to the provisions of this Note, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

          (w) "RELATED PARTY" of any Person (other than an individual) shall be any parent, subsidiary or affiliate of such Person or any shareholder of or holder of partnership interests in such Person. With respect to any individual, "Related Party" means members of such individual's immediate family and any trust, all the beneficiaries of which are such individual or members of his immediate family.

          (x) "RESTRICTED STOCK" shall mean any Common Stock issued to the Noteholder upon (i) the occurrence of a Conversion Event or (ii) the exercise of the Warrant.

          (y) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal law then in effect.

          (z) "WARRANT" shall mean the Contingent Common Stock Purchase Warrant of even date hereof issued by the Company to the Noteholder.

     SECTION 2.  Payments.
                 --------

          2.1 Interest Payments.  Interest shall accrue at a rate of 8% per
              -----------------
annum on the unpaid principal amount of this Note outstanding, beginning on December 17, 1997. The Company may pay all accrued and unpaid interest quarterly in arrears on June 30, September 30, December 31 and March 31, commencing on December 31, 1997; provided, that whenever any payment of interest
                                 --------
shall be due on a day which is not a business day, the date for payment thereof shall be extended to the next succeeding business day. Interest that is due but, at the option of the Company, not paid at any payment date shall be added to the principal amount of this Note, and thereafter interest shall accrue on a quarterly basis at the annual rate set forth above on such increased principal amount until maturity or repayment.

          2.2  Net Worth Contingency.  Notwithstanding any other provision of
               ---------------------
this Note, payments of principal, or at the Company's election, payments of interest in cash, on this Note shall be made (and Common Stock shall be issuable upon conversion of this Note) only if, and to the extent that, a payment of cash of equal amount (or of equal amount to the then fair market value of such Common Stock) by the Company would not, as of the date of payment, cause the Net Worth (as defined below) of the Company to be less than $15,000,000. For purposes of this provision, the term "Net Worth" shall mean the excess of the fair market value of the assets of the Company (on a going concern basis or a liquidation basis, whichever is greater, as determined by a mutually acceptable nationally recognized investment bank or valuation expert chosen by the Company) over the principal amount of the liabilities (other than this Note and the 8% Contingent Convertible Promissory Note of like tenor issued to ___________________) of the Company as of the date of payment.

     SECTION 3.  Events of Default.  The following events (if any occur prior to
                 -----------------
the date this Note is paid in full) are "EVENTS OF DEFAULT" under this Note:

          (a) The Company shall default in the due and punctual payment of principal of, or interest on, this Note as and when such principal or interest shall become due and payable, and with respect to any such payment of interest, such default shall have continued for a period of 5 business days;

          (b) The Company shall fail to comply with any of its other agreements or covenants in, or provisions of, this Note, and such default shall have continued for a period of 5 business days following the giving of notice;

          (c) The Company or any of its subsidiaries, pursuant to or within the meaning of any Bankruptcy Law:

               (i)   commences a voluntary case,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (iv) makes a general assignment for the benefit of its creditors, or

               (v) generally is unable to pay its debts as the same become due;

          (d) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company or any of its subsidiaries in an involuntary case,

               (ii) appoints a Custodian of the Company or any of its subsidiaries or for all or any material portion of its property, or

               (iii) orders the liquidation of the Company or any of its subsidiaries, and the order or decree remains unstayed and in effect for 60 days; and

          (e) Any order, judgment or decree shall be entered against the Company or any of its subsidiaries decreeing the dissolution or split up of the Company or any such subsidiary and such order shall remain unstayed or undischarged for a period in excess of 60 days.

     The occurrence of any of the Events of Default set forth in Sections 3(c), 3(d) or 3(e) of this Note shall automatically make due and payable the Contingent Payment Amount without notice, presentment, demand, protest or other requirement of any kind, all of which are expressly hereby waived. Upon the occurrence of any other Event of Default set forth above, the Noteholder may, by written notice to the Company, declare that either the Contingent Acquisition Payment Amount or the Contingent IPO Payment Amount, as applicable, is immediately due and payable.

     SECTION 4.  Conversion.
                 ----------

          4.1  Conversion.  Upon the earliest to occur of (i) an IPO, (ii) an
               ----------
Acquisition Transaction or (iii) the Maturity Date (each, a "Conversion Event"), this Note, including all accrued and unpaid interest hereon, shall be converted into the following: (w) in the case of an IPO, the Contingent IPO Payment Amount, (x) in the case of an Acquisition Transaction, the Contingent Acquisition Payment Amount, and (y) in the case of the Maturity Date, such number of shares of Common Stock equal to seven and one-half percent (7.5%) of the number of shares of Common Stock outstanding on the Maturity Date; provided,
                                                                       --------
however, that at the option of the Company, in the case of an IPO or at the
-------
Maturity Date, the Company may redeem this Note for cash in an amount equal to the value of the Maximum Security Return. Upon the occurrence of a Conversion
Event:

               (a) the Company will deliver to the Noteholder the appropriate Contingent Payment Amount; and

               (b) simultaneously with the delivery described in Section 4.1(a), the Noteholder will deliver to the Company this Note which will he cancelled and deemed paid in full upon delivery to the Noteholder of the Contingent Conversion Payment.

     Five business days prior to the anticipated pricing date of an IPO or the anticipated closing date of an Acquisition Transaction, the Company shall give the Noteholder written notice thereof.

          4.2  Adjustments for Non-Stock Dividends and Distributions.  In the
               -----------------------------------------------------
event that, after the date of this Note and prior to a Conversion Event, the Company shall at any time or from time to time make or issue to holders of Common Stock, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable other than in securities of the Company that would be considered as outstanding for purposes of calculating the Contingent Payment Amount, then and in each such event provision shall he made so that the Noteholder shall receive upon a Conversion Event in which it does not otherwise receive the Maximum Security Return, in addition to the amounts otherwise payable upon such Conversion Event, 7.5% of the aggregate amount of all such dividends and distributions so distributed to holders of Common Stock, payable, at the option of the Company, in the form of such dividends or distributions of Common Stock having an equivalent value (or such lesser amounts as shall, together with the amounts otherwise received upon such Conversion Event, equal the Maximum Security Return).

     SECTION 5.  Registration Rights.
                 -------------------

          5.1  Piggyback Registration
               ----------------------

               (a)  Participation - IPO.  If the Company elects to file a
                    -------------------
registration statement under the Securities Act covering the offer and sale by any of its security holders of any Common Stock in connection with the IPO, the Company shall give written notice thereof to the Noteholder at least ten business days before filing. The Noteholder shall have the right (a "PIGGYBACK REGISTRATION RIGHT") to participate in the IPO on a pro rata basis with any other Holders entitled to participate in such offering upon the giving of notice to the Company within ten business days of receipt by it of notice from the Company. If the Noteholder notifies the Company of its intent to exercise such Piggyback Registration Right, the Company shall include in such registration statement such number of shares of Registrable Securities equal to the same percentage of the total number of Registrable Securities issuable upon the Conversion Event (with the calculation of the number of Registrable Securities issuable upon conversion of this Note to be based on the mid-point of the estimated public offering price set forth in the registration statement (or most recent amendment thereto) for the IPO) as the number of shares of the other Holders' Common Stock to be registered bears to such other Holders' aggregate ownership of Common Stock. Such Registrable Securities shall be included in the underwriting for the IPO on the same terms and conditions as the securities otherwise being sold in such offering.

               (b)  Participation - Other Offerings.  If the Company elects to
                    -------------------------------
file a registration statement under the Securities Act covering the offer and sale of any Common Stock (or equity securities converted into Common Stock) in connection with any public offering after the IPO (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation), the Company shall give written notice thereof to the Noteholder at least ten business days before filing. The Noteholder shall have a Piggyback Registration Right to participate in such offering on a pro rata basis with the Company and any other Holders upon the giving of notice to the Company within seven business days of receipt by it of notice from the Company. If the Noteholder notifies the Company of its intent to exercise such Piggyback Registration Right, subject to Section 5.1(c), the Company shall include in such registration statement such number of shares of Restricted Stock equal to the percentage of the total number of Restricted Shares held by the Noteholder multiplied by the number of shares proposed to be registered in the offering. Such Restricted Stock shall be included in the underwriting for the public offering on the same terms and conditions as the securities otherwise being sold in such offering.

               (c)  Underwriter's Cutback.  If, in the opinion of the managing
                    ---------------------
underwriter of such offering the inclusion of all of the shares of Registrable Securities and other Common Stock requested to be registered would be inappropriate, then the number of shares of Registrable Securities and other Common Stock to be included in the offering shall be reduced, with the participation in such offering to be in the following order of priority: (1) first, securities to be issued by the Company shall be included, and (2) second, any other Common Stock required to be included pursuant to any demand registration right granted to such other Holder of Common Stock shall be included, and (3) third Registrable Securities and any other Common Stock requested to be included, on a pro rata basis, shall be included.

               (d)  Lockup Arrangements.  With respect to an IPO, the Noteholder
                    -------------------
agrees that with respect to all shares of Common Stock received by it upon conversion in connection with an IPO (other than any shares included as part of the IPO pursuant to Section 5.1(a) hereof), it will agree to withhold such shares from the market for a period (which shall in no event exceed 270 days) that the managing underwriter reasonably determines is necessary in order to effect the IPO (the "LOCKUP ARRANGEMENT"), provided that substantially all other Holders of five percent (5%) or more of the Common Stock are subject to similar Lockup Arrangements. The Noteholder agrees to enter into similar arrangements on similar conditions with respect to registrations other than the IPO, provided
                                                                        --------
that the lockup period with respect thereto shall not exceed 180 days.

               (e)  Registrant Controls.  The Company may decline to file a
                    -------------------
Registration Statement after giving notice to any Holder pursuant to Sections 5.1(a) or 5.1(b) above, or withdraw a Registration Statement after filing and after such notice, but prior to the effectiveness thereof, provided that such registrant shall promptly notify each Holder of Restricted Stock in writing of any such action and provided further that such registrant shall hear all reasonable expenses incurred by such Holder of Restricted Stock or otherwise in connection with such withdrawn Registration Statement.

               (f)  Underwriting Agreement.  In connection with any registration
                    ----------------------
under this Section 5.1 involving an underwriting, the Company shall not be required to include any Registrable Shares in such registration unless the Noteholder accepts the terms of the underwriting as determined by the underwriters selected by the Company after negotiations with the Noteholder (provided that such terms must be consistent with this Agreement and provided, further, that any inability of the Noteholder to agree with the underwriters shall not restrict the ability of the Company to proceed with the registration).

          5.2  Demand Registrations
               --------------------

               (a)  Company's Right of First Offer.  Prior to the Noteholder's
                    ------------------------------
exercise of any Demand Registration right hereunder, the Noteholder shall offer the Restricted Stock to be included in such Demand Registration for sale to the Company, at a price equal to the average closing price of the Common Stock on the principal exchange on which the Common Stock is traded during the ten consecutive trading days immediately prior to the date of such offer. The Company shall notify the Noteholder whether it accepts such offer with respect to all (but not less than all) of such shares within fourteen (14) days of receipt of notice thereof, and purchase such shares by delivery of immediately available funds to the Noteholder against delivery of such shares within thirty
(30) days of acceptance thereof. In the event that the Company declines to purchase all of the Restricted Stock that is the subject of such offer, the Noteholder may commence a Demand Registration with respect to all such shares as set forth below.

               (b)  In General.  Following the occurrence of any Conversion
                    ----------
Event and the expiration of any applicable lockup period, the Noteholder may request by written notice to the Company that the Company file one or more Registration Statements under the Securities Act covering the Registrable Securities issued to the Noteholder as a result of such Conversion Event.

               (c)  Number of Demand Registrations.  Subject to the following
                    ------------------------------
sentences, the Company shall be obligated to prepare, file and use its best efforts to cause a Registration Statement to become effective in connection with each Demand Registration requested pursuant to Section 5.2(b), and to remain effective for a period of ninety days or until the sale of all securities registered thereunder. If (i) the Company withdraws a Registration Statement filed pursuant to a Demand Registration prior to the effectiveness thereof, or
(ii) the sale of securities to which a Registration Statement filed pursuant to a Demand Registration applies is not consummated other than by action of the Selling Holder, such Registration Statement shall not be counted in determining the number of registrations in which Noteholder's securities have been included or otherwise adversely affect Noteholder's rights hereunder. Subject to the preceding sentence, the Noteholder may request registration pursuant to Section 5.2(b) on two occasions.

               (d)  No Piggyback Registrations.  The Company and other Holders
                    --------------------------
of Common Stock of the Company may include such securities in such Registration if, but only if, the managing underwriter concludes that such inclusion will not interfere with the successful marketing of all the Restricted Stock requested to be included in such registration.

               (e)  Managing Underwriter.  The managing underwriter or
                    --------------------
underwriters of any underwritten public offering covered by a Demand Registration shall be selected by the Holders of a majority of the shares of Restricted Stock that participate in such registration, subject to the approval of the Board of Directors of the Company (the "BOARD"), which shall not be unreasonably withheld.

               (f)  Company's Right to Defer.  If the Company is requested to
                    ------------------------
effect a Demand Registration and the Company furnishes to the Holders of Restricted Stock requesting such registration a copy of a resolution of the Board certified by the Secretary of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed on or before the date such filing would otherwise be required hereunder and stating the basis of such good faith judgment, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request for such registration from the Holder or Holders of Restricted Stock requesting such registration; provided that during such time the Company may not file a registration statement (other than a registration statement on Form S-4 or Form S-8 or a registration statement already approved by the Board) for securities to be issued and sold for its own account or that of anyone other than the Holder or Holders of Restricted Stock requesting such registration.

          5.3  Indemnification
               ---------------

               (a)  Indemnification by the Company.  The Company agrees to
                    ------------------------------
indemnify and hold harmless any Holder of Restricted Stock which has included Registrable Securities in a registration statement, its officers, directors and agents and each Person, if any, who controls such Holder within the meaning of
Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission based upon information furnished in writing to Company by the Holder of the Registrable Securities or on such Holder's behalf expressly for use therein; provided, that
                                                                 --------
with respect to any untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned if it is determined that it was the responsibility of the Holder of such Registrable Securities to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Holder of such Registrable Securities provided in this Section 5.3.

               (b)  Indemnification by the Holder of Restricted Stock.  The
                    -------------------------------------------------
Holder of Restricted Stock, to the extent it is selling Registrable Securities ("SELLING HOLDER"), agrees to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Selling Holder, but only with respect to information furnished in writing by the Selling Holder or on the Selling

Holder's behalf expressly for use in any Registration Statement or Prospectus relating to the Registrable Securities which contained a material misstatement of fact or omission of material fact, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers, or any such controlling Person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its directors or officers or such controlling Person shall have the rights and duties given to such Selling Holder, by the preceding subsection.

     The Selling Holder also agrees to indemnify and hold harmless the underwriters on substantially the same basis of that of the indemnification of the Company provided in the preceding subsection.

          5.4  Contribution.  If the indemnification provided for in Section 5.3
               ------------
hereof is unavailable to the Company, the Selling Holder or the underwriters in respect of any losses, claims, damages, liabilities, expenses or judgments referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses and judgments (i) as between the Company and the Selling Holder on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holder on the one hand and the underwriters on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Holder on the one hand and of the underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or judgments, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Holder on the one hand and the underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holder bear to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Noteholder agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, expenses or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.4, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the

Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall he entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          5.5  Termination.  The Noteholder's registration rights under this
               -----------
Section 5 shall terminate at such time as the Noteholder is permitted to sell all shares of Restricted Stock held by it pursuant to the provisions of Rule 144 promulgated under the Securities Act during any three month period, provided that at such time the restrictions set forth in Section 9.2 hereof are not applicable or, if applicable, have been waived by the Company.

     SECTION 6.  Registration Expenses.
                 ---------------------

          (a)  Demand Registrations.  The Company shall bear all Registration
               --------------------
Expenses incurred in connection with two Demand Registrations requested by the Noteholder.

          (b)  Piggyback Registrations.  The Company shall bear all Registration
               -----------------------
Expenses incurred in connection with Piggyback Registrations.

          (c)  Expenses of Registrant.  The Company will, in any event, pay its
               ----------------------
internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with any listing of the securities to be registered on a securities exchange, and the fees and expenses of any Person, including special experts, retained by the Company.

     SECTION 7.  Reorganization, Mergers, Consolidations or Sales of Assets or
                 -------------------------------------------------------------
Capital Stock.  If at any time or from time to time there shall be a capital
-------------
reorganization of the Common Stock or a merger or consolidation of the Company with and into another corporation, or the sale of all or substantially all the Company's properties and assets or capital stock to any other Person that does not constitute an Acquisition Transaction, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Noteholder shall thereafter be entitled to receive, upon conversion of this Note, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which it is entitled hereunder. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the Noteholder after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 7 (including adjustment of the number of shares to be received by the Noteholder upon any Conversion Event) shall be applicable after that event as nearly equivalent as is possible.

     SECTION 8.  Voting Rights.  Prior to any Conversion Event, this Note shall
                 -------------
not entitle any Holder hereof to any voting rights or other rights as a stockholder of the Company. Subject to the conditions set forth in the last sentence of this Section 8, upon any conversion of this Note into Common Stock, the Holder of such Common Stock shall have all of the rights (including voting rights) to which Holders of Common Stock are entitled. Notwithstanding the foregoing, after the receipt by the Noteholder of Common Stock pursuant to a Conversion Event, the Noteholder agrees to vote its shares of Common Stock in accordance with the voting recommendations of the Board and such agreement, subject to the proviso below, shall be binding upon any transferee of this Note or the shares of Common Stock obtained on conversion hereof; provided, however,
                                                             --------  -------
that if the Noteholder transfers this Note or shares of Common Stock obtained upon any conversion hereof to any person who, together with any Related Party, owns less than five percent (5%) of the outstanding Common

Stock of the Company after giving effect to such transfer, such transfer shall not be subject to such voting restriction.

     SECTION 9.  Covenants.
                 ---------

          9.1  Related Party Transactions.  The Company shall not, and shall not
               --------------------------
permit any of its subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, amend or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Related Party involving the payment or receipt of more than $10,000 in any such instance (each of the foregoing, a "Related Party Transaction"), unless the Company's Board of Directors has determined that such Related Party Transaction is on terms that are no less favorable to the Company or the relevant subsidiary than those that would be obtained in a comparable transaction with an unrelated Person.

          9.2  Selling Restrictions.  Other than sales pursuant to a
               --------------------
registration statement filed under Section 5, the Noteholder agrees that it shall not sell any Restricted Securities unless such sales would comply with the volume limitations of paragraph (e)(1) of Rule 144 promulgated under the Securities Act (as currently in effect), regardless of whether such limitations would apply under the terms of such rule.

     SECTION 10. Acquisition or IPO by Subsidiary.
                  --------------------------------

          10.1 IPO by Subsidiary.  If, prior to an IPO, the Company transfers
               -----------------
all or substantially all of its assets to any direct or indirect wholly owned subsidiary (a "Subsidiary") and the Subsidiary subsequently undertakes a transaction which would constitute an IPO (a "Subsidiary IPO") if undertaken by the Company, then, simultaneously with and as a condition to the Subsidiary IPO, the Subsidiary shall assume this Note, provision shall be made so that the Noteholder shall be entitled to receive, upon conversion of this Note, shares of stock or other securities or property of the Subsidiary to which it is entitled under this Note, and the Company shall be released from this Note.

          10.2 Acquisition of Subsidiary.  If, prior to an Acquisition
               -------------------------
Transaction, the Company transfers all or substantially all of its assets to a Subsidiary and the Subsidiary subsequently undertakes a transaction which would constitute an Acquisition Transaction (a "Subsidiary Acquisition") if undertaken by the Company, then, simultaneously with and as a condition to the Subsidiary Acquisition, the Acquiror (as defined below) shall assume this Note, provision shall be made so that the Noteholder shall be entitled to receive, upon conversion of this Note, shares of stock or other securities or property of the Acquiror to which it is entitled under this Note, and the Company shall be released from this Note. "Acquiror" shall mean the Subsidiary or other entity, as applicable, surviving the Subsidiary Acquisition.

     SECTION 11. Miscellaneous.
                  -------------

          11.1 Contingent Payments.  The parties to this Note expressly agree
               -------------------
that (a) Section 2.2 hereof shall render all payments under this Note "contingent" for purposes of Sections 1272-1276 of the Internal Revenue Code of 1986, as amended, and the applicable Treasury Regulations thereunder, (b) the contingencies applicable to all such payments are neither remote nor incidental under Treas. Reg. (S) 1.1275-4(a)(5) and (c) all such contingent payments under this Note shall be subject to recharacterization as principal and interest in accordance with Treas. Reg. (S) 1.1275-4(c)(4) using the "test rate" specified in Treas. Reg. (S) 1.1275-4(c)(4)(ii)(B).

          11.2 Fractional Shares.  No fractional shares of Common Stock shall be
               -----------------
issued upon conversion of this Note. In lieu of any fractional shares to which the Noteholder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of conversion, as reasonably determined in good faith by the Board. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Common Stock issuable upon such conversion.

          11.3 Reservation of Stock Issuable Upon Conversion.  The Company shall
               ---------------------------------------------
at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the following purposes, (i) such number of shares of Common Stock required to pay all dividends payable in Common Stock which the Company by agreement is obligated, or may choose to pay, (ii) such number of shares of Common Stock as may from time to time be required, at such time, to be issued by the Company upon exercise of all then-exercisable warrants and options to purchase Common Stock or the right to convert other convertible securities into Common Stock, and (iii) such number of its shares of Common Stock as the Board in good faith determines shall from time to time be sufficient to effect the conversion of all outstanding convertible securities (including this Note).

          11.4 Securities Law Matters.  THIS NOTE HAS NOT BEEN REGISTERED UNDER
               ----------------------
THE SECURITIES ACT OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED UNLESS SUCH SALE, ASSIGNMENT OR TRANSFER OF SUCH SHARES IS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

          11.5 Payments.  Payments of any portion of the principal of this Note
               --------
or interest thereon to be made in cash shall be made in lawful money of the United States of America by check drawn on a United States commercial bank and shall be mailed by registered mail, return receipt requested, on or prior to the date on which such payment is due, to the Noteholder at the Noteholder's address set forth below in Section 11.6 or, if requested by the Noteholder, by wire transfer of immediately available funds to an account designated by the Noteholder. The Noteholder shall be required to surrender this Note for cancellation upon the maturity or conversion of this Note in order to receive payment.

          11.6 Notices Generally.  Any notice, request, instruction or other
               -----------------
document to be given hereunder by any party to the others shall be in writing and delivered in person or by courier, delivered by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date of such receipt is acknowledged), as follows:

          If to the Noteholder:

          International Business Machines Corporation
          New Orchard Road
          Armonk, NY 10504
          Attention: Lee A. Dayton, General Manager
                     Real Estate and Business Development

          with a copy to:

          Gregory C. Bomberger, Esq.
          Associate General Counsel

          If to the Company:

          Until December 31, 1997:

          445 Hamilton Avenue
          White Plains, NY 10601
          Attention: President

          After December 31, 1997:
          44 South Broadway
          White Plains, NY 10601
          Attention: President

          with a copy to:

          David A. Westenberg, Esq.
          Hale and Dorr LLP
          60 State Street
          Boston, MA 02109

or to such other place and with such other copies as any party may designate as to itself by written notice to the others.

          11.7 GOVERNING LAW.  THIS NOTE AND THE RESPECTIVE RIGHTS AND
               -------------
OBLIGATIONS OF THE NOTEHOLDER AND THE COMPANY SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PARTIES HERETO IN CONNECTION WITH THIS NOTE, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.


                                   PRODIGY SERVICES CORPORATION


                                   By:___________________________
                                       Name:
                                       Title:


Acknowledged and Agreed:

____________________________________



By:_________________________________
   Name:
   Title: